As filed with the Securities and Exchange Commission on April 27, 2016

Registration File No. 811-23130

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 1	☒

APOLLO MULTI SECTOR INCOME FUND

(Exact name of Registrant as Specified in Charter)

9 West 57th Street

New York, New York 10019

(Address of Principal Executive Offices)

(212) 515-3200

(Registrant’s Telephone Number, including Area Code)

Joseph D. Glatt, Esq.

9 West 57th Street

New York, New York 10019

(Name and Address of Agent for Service)

COPY TO:

Richard Horowitz, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036-6797

Tel: (212) 698-3500

Fax: (212) 698-3599

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the Securities Act. Investments in the Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

APOLLO MULTI SECTOR INCOME FUND

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NO.	REGISTRATION STATEMENT CAPTION	CAPTION IN PART A OR PART B
1.	Outside Front Cover	Not Required
2.	Inside Front and Outside Back Cover Page	Not Required
3.	Fee Table and Synopsis	Fee Table and Synopsis
4.	Financial Highlights	Not Required
5.	Plan of Distribution	Not Required
6.	Selling Shareholders	Not Required
7.	Use of Proceeds	Not Required
8.	General Description of the Registrant	General Description of the Registrant
9.	Management	Management
10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	Legal Proceedings	Not Applicable
13.	Table of Contents of the Statement of Additional Information	Not Applicable
14.	Cover Page	Not Applicable
15.	Table of Contents	Not Applicable
16.	General Information and History	Not Applicable
17.	Investment Objective and Policies	Investment Objectives and Policies
18.	Management	Management
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20.	Investment Management and Other Services	Investment Advisory and Other Services
21.	Portfolio Managers	Portfolio Managers
22.	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
23.	Tax Status	Tax Status
24.	Financial Statements	Financial Statements

PART C

The information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-2 of Apollo Multi Sector Income Fund B (the “Feeder Fund”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on [    ], 2016 (the “Feeder Fund’s Registration Statement on Form N-2”). The Feeder Fund and Apollo Multi Sector Income Fund (the “Master Fund”) are organized in what is commonly referred to as a “master/feeder” structure. The Feeder Fund is one of two initial feeder funds (together, the “Feeder Funds”) in this “master/feeder” structure and the Master Fund anticipates that it may from time to time permit feeder funds in addition to the Feeder Funds to invest in the Master Fund.

ITEM 3.	FEE TABLE AND SYNOPSIS.

The following table illustrates the fees and expenses that the Master Fund expects to incur and that the holders (“Shareholders”) of the Master Fund’s common shares of beneficial interest, par value $0.001 per share (“Shares”), can expect to bear directly or indirectly.

TRANSACTION FEES

Maximum sales load (percentage of purchase amount)	None

ANNUAL FUND EXPENSES (as a percentage of the Master Fund’s average net assets)(1)
Advisory Fee(2)	[	]%
Interest Expense on Securities Sold Short(3)	[	]%
Other Expenses(4)	[	]%
Total Annual Fund Expenses	[	]%
Less Fee Waiver and Expense Reimbursement(5)	([	])%
Annual Net Expenses(6)	[	]%

(1)	The expenses are based on a weighted average of the Master Fund’s anticipated annual proceeds, which are estimated to be $[ ] for the Master Fund’s first fiscal year.

(2)	The advisory fee is calculated and payable monthly in arrears at the annual rate of [ ]% of the Master Fund’s average Managed Assets (as defined herein) during the relevant month (the “Advisory Fee”). “Managed Assets” are defined as the total assets of the Master Fund minus the sum of the Master Fund’s accrued liabilities, including accrued interest and accumulated dividends (other than liabilities for money borrowed or notes issued). The Advisory Fee shown in the table above is higher than the contractual rate because the Advisory Fee in the table is required to be calculated as a percentage of the Master Fund’s average net assets, rather than Managed Assets. Because the Advisory Fee is based on the Master Fund’s average Managed Assets, the Master Fund’s use of leverage will increase the Advisory Fee paid to Apollo Credit Management, LLC, the Master Fund’s investment adviser (the “Adviser”).

(3)	These expenses represent estimated interest payments the Master Fund expects to incur in connection with short sales of securities during the current fiscal year.

(4)	Other Expenses are estimated for the Master Fund’s current fiscal year.

(5)	[The Adviser has contractually entered into an “Expense Limitation Agreement” with the Master Fund for a two-year term beginning on the Initial Subscription Date and ending on the second anniversary of the Initial Subscription Date to limit the amount of “Specified Expenses” (as described below) borne by the Master Fund during the Limitation Period to an amount not to exceed [ ]% per annum of the Master Fund’s net assets. “Specified Expenses” is defined to include, but is not limited to, the Master Fund’s organizational expenses and offering costs, as well as fees for administration, custody, transfer agency, accounting, trustee, legal, audit, and compliance, provided that the following expenses are excluded from the definition of Specified Expenses: (i) the Advisory Fee and all transaction expenses of the Master Fund, (ii) interest expenses and commitment fees on Master Fund borrowings, and (iii) taxes and extraordinary expenses. The Adviser may extend the Limitation Period for the Master Fund on an annual basis. To the extent that Specified Expenses for any month exceed the Expense Cap, the Adviser will reimburse the Master Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser bears Specified Expenses, it is permitted to receive reimbursement for any expense amounts previously paid or borne by the Adviser, for a period not to exceed three years from the date on which such expenses were paid or borne by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Specified Expenses have fallen to a level below the Expense Cap and the reimbursement amount does not raise the level of Specified Expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap.]

(6)	[Annual Net Expenses are net of expenses waived or reimbursed to the Master Fund and the Feeder Funds.]

The purpose of the table above is to assist investors in understanding the various fees and expenses Shareholders will bear directly or indirectly.

Example:

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return, that would result from such a return:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]

The example and the expenses in the tables above should not be considered a representation of the Master Fund’s future expenses, and actual expenses may be greater or less than those shown. While the example assumes a 5.0% annual return, as required by the SEC, the Master Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Master Fund, see the sections entitled “Fund and Master Fund Expenses,” “Advisory Fee” and “Purchases of Shares” in the Feeder Fund’s Prospectus.

ITEM 8.	GENERAL DESCRIPTION OF THE REGISTRANT.

The Master Fund, which is registered under the 1940 Act as a non-diversified, closed-end management investment company, was organized as a Delaware statutory trust on January 27, 2016. The Master Fund seeks to generate attractive risk-adjusted returns using a multi-sector approach to fixed income value investing. Information on the Master Fund’s investment objectives, strategies and policies, the types of securities in which the Master Fund expects to invest, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled “Investment Program” and “Types of Investments and Related Risks” in the Feeder Fund’s Prospectus, to the extent applicable to the Master Fund.

Interests in the Master Fund are being issued solely to the Feeder Funds in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

ITEM 9.	MANAGEMENT.

A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled “Prospectus Summary,” “Management of the Fund and the Master Fund,” “Fund and Master Fund Expenses” and “Advisory Fee” in the Feeder Fund’s Prospectus, to the extent applicable to the Master Fund. The following list identifies the specific sections of the Feeder Fund’s Prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference, to the extent applicable to the Master Fund.

Item 9.1 (a)	Management of the Fund and the Master Fund—General

Item 9.1(b)	Management of the Fund and the Master Fund—General; Advisory Fee

Item 9.1(c)	Management of the Fund and the Master Fund—Management Team

Item 9.1(d)	Fund and Master Fund Expenses

Item 9.1(e)	Fund and Master Fund Expenses

Item 9.1(f)	Fund and Master Fund Expenses

Item 9.1(g)	Conflicts of Interest

Item 9.2(a)	Not Applicable

Item 9.2(b)	Not Applicable

Item 9.2(c)	Not Applicable

Item 9.2(d)	Not Applicable

Item 9.3	A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. The Adviser and its affiliates intend to make seed investments of at least $[ ] in the aggregate in the Master Fund’s Shares. As of [ ], 2016, [ ] owned [100]% of the outstanding Shares.

ITEM 10.	CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.

[ITEM 10.1	CAPITAL STOCK.

The following description is based on relevant portions of the Delaware Statutory Trust Act and on the Master Fund’s Declaration of Trust and Bylaws. This summary is not intended to be complete. Please refer to the Delaware Statutory Trust Act and the Master Fund’s Declaration of Trust and Bylaws, copies of which have been filed as exhibits to this Registration Statement, for a more detailed description of the provisions summarized below.

Shares of Beneficial Interest

The Master Fund’s Declaration of Trust authorizes the issuance of an unlimited number of Shares. There is currently no market for Shares and the Master Fund does not expect that a market for Shares will develop in the foreseeable future. Pursuant to the Master Fund’s Declaration of Trust and as permitted by

Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware and therefore generally will not be personally liable for the Master Fund’s debts or obligations.

Set forth below is a chart describing the classes of the Master Fund’s securities outstanding as of [    ], 2016:

(1) Title of Class	(2) Amount Held by the Master Fund or for its Account	(3) Amount Outstanding Exclusive of Amount Under Column (2)
Common shares of beneficial interest, par value $0.001 per share	[ ]	[ ]

Shares

Under the terms of the Master Fund’s Declaration of Trust, all Shares will have equal rights as to voting and, when consideration for Shares is received by the Master Fund, will be fully paid and nonassessable. Distributions may be paid to Shareholders if, as and when authorized and declared by the Board. Shares will have no preference, preemptive, appraisal, conversion, exchange or redemption rights, and will be freely transferable, except where their transfer is restricted by law or contract. The Master Fund’s Declaration of Trust provides that the Board shall have the power to repurchase or redeem Shares. In the event of the Master Fund’s dissolution, after the Master Fund pays or adequately provides for the payment of all claims and obligations of the Master Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata portion of the Master Fund’s assets available for distribution, subject to any preferential rights of holders of the Master Fund’s outstanding preferred shares, if any. Each Share will be entitled to one vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Master Fund’s Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election or removal of Trustees. Under the Master Fund’s Declaration of Trust, the Master Fund is not required to hold annual meetings of Shareholders. The Master Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders.

Preferred Shares and Other Securities

The Master Fund’s Declaration of Trust provides that the Board may, subject to the Master Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Master Fund to issue securities of the Master Fund other than Shares (including preferred shares, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.

Preferred shares could be issued with rights and preferences that would adversely affect Shareholders. Preferred shares could also be used as an anti-takeover device. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance and before any distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of the Master Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be, and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Master Fund’s Declaration of Trust, Trustees and officers of the Master Fund will not be subject in such capacity to any personal liability to the Master Fund or Shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.

Except as otherwise provided in the Master Fund’s Declaration of Trust, the Master Fund will indemnify and hold harmless any current or former Trustee or officer of the Master Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense or disposition of any action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Master Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Master Fund, or in the case of a criminal proceeding, matters for which such person had reasonable cause to believe that his or her conduct was unlawful. In accordance with the 1940 Act, the Master Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. The Master Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

The Master Fund has entered into the Investment Advisory Agreement with the Adviser. The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error of judgment or mistake of law or for any loss the Master Fund suffers.

Pursuant to the Master Fund’s Declaration of Trust, the Master Fund will advance the expenses of defending any action for which indemnification is sought if the Master Fund receives a written undertaking by the indemnitee which provides that the indemnitee will reimburse the Master Fund if it is subsequently determined that the indemnitee is not entitled to such indemnification.

Number of Trustees; Appointment of Trustees; Vacancies; Removal

The Master Fund’s Declaration of Trust provides that the number of Trustees shall be no less than one and no more than [    ], as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Master Fund’s Declaration of Trust. To the extent that the 1940 Act requires that Trustees be elected by Shareholders, any such Trustees will be elected by a plurality of all Shares voted at a meeting of Shareholders at which a quorum is present.

The Master Fund’s Declaration of Trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the Declaration of Trust) (1) with or without cause, at any meeting of Shareholders by a vote of three quarters (75%) of the outstanding Shares or (2) with or without cause, by at least two-thirds (66 2⁄3%) of the remaining Trustees.

As of [    ], 2016, the Master Fund had a total of [     ] members of the Board, [     ] of whom were Trustees that are considered independent and are not “interested persons” (as defined in the 1940 Act) of the Master Fund, the Feeder Funds or the Adviser (“Independent Trustees”). Pursuant to the 1940 Act, at least 40% of the members of the Board must be Independent Trustees.

Action by Shareholders

The Master Fund’s Declaration of Trust provides that Shareholder action can be taken only at a meeting of Shareholders or by unanimous written consent in lieu of a meeting. Subject to the 1940 Act, the Master Fund’s Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of Shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter submitted to a vote of the Shareholders.

Amendment of Declaration of Trust and Bylaws

Subject to the provisions of the 1940 Act, pursuant to the Master Fund’s Declaration of Trust, the Board may amend the Declaration of Trust without any vote of Shareholders. Pursuant to the Master Fund’s Declaration of Trust and the Bylaws, the Board has the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting Shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Master Fund’s Declaration of Trust provides that Shares shall not entitle Shareholders to appraisal rights.

Conflict with Applicable Laws and Regulations

The Master Fund’s Declaration of Trust provides that if and to the extent that any provision of the Master Fund’s Declaration of Trust conflicts with any provision of the 1940 Act, the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Master Fund as a regulated investment company or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Master Fund’s Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.

Other Information

Information regarding the Master Fund’s share repurchase program, liquidity strategy and distributions, including as they relate to the Feeder Fund’s share repurchase program, liquidity strategy and distributions, is incorporated herein by reference from the sections entitled “Structure,” “Repurchases and Transfers of Shares” and “Distribution Policy” in the Feeder Fund’s Prospectus.]

ITEM 10.2.	LONG-TERM DEBT.

Not applicable.

ITEM 10.3.	GENERAL.

Not applicable.

ITEM 10.4.	TAXES.

Information on the taxation of the Master Fund is incorporated herein by reference from the section entitled “Tax Aspects” in the Feeder Fund’s Prospectus.

ITEM 10.5.	OUTSTANDING SECURITIES.

Set forth below is a chart describing the classes of the Master Fund’s securities outstanding as of [    ], 2016:

(1) Title of Class	(2) Amount Held by the Master Fund or for its Account	(3) Amount Outstanding Exclusive of Amount Under Column (2)
Common shares of beneficial interest, par value $0.001 per share	[ ]	[ ]

ITEM 10.6.	SECURITIES RATINGS.

Not applicable.

ITEM 11.	DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12.	LEGAL PROCEEDINGS.

Not applicable.

ITEM 13.	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION.

Not applicable.

PART B

Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given to them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Fund’s Prospectus and the Statement of Additional Information filed therewith (as supplemented and amended, the “Feeder Fund SAI”).

ITEM 14.	COVER PAGE.

Not applicable.

ITEM 15.	TABLE OF CONTENTS.

Not applicable.

ITEM 16.	GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17.	INVESTMENT OBJECTIVES AND POLICIES.

Part A contains basic information about the investment objectives, policies and risks of the Master Fund. This Part B supplements the discussion in Part A of the investment objectives, policies and risks of the Master Fund and does not, by itself, present a complete or accurate explanation of the matters disclosed.

Information on the fundamental investment restrictions of the Master Fund, the types of investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund’s investment process, is incorporated herein by reference from the sections entitled “Investment Program” and “Types of Investments and Related Risks” in the Feeder Fund’s Prospectus, and from the section entitled “Investment Policies and Practices” in the Feeder Fund SAI filed with the Feeder Fund’s Prospectus, to the extent applicable to the Master Fund.

ITEM 18.	MANAGEMENT.

Pursuant to the Master Fund’s Declaration of Trust and Bylaws, the Master Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Master Fund’s investment program and its management and operations. The officers of the Master Fund conduct and supervise the Master Fund’s daily business operations.

Board of Trustees and Executive Officers

Board Leadership Structure

The Board consists of [    ] Trustees, [    ] of whom are considered Independent Trustees. The other [    ] Trustee (the “Interested Trustee”) is affiliated with the Adviser. The same individuals serve on the Board and the boards of trustees of the Feeder Funds. Among other things, the Board sets broad policies for the Master Fund and appoints the Master Fund’s officers. The role of the Board, and of any individual Trustee, is one of oversight and not of management of the Master Fund’s day-to-day affairs. Each Trustee will serve until his or her death, resignation or removal. The Trustees are subject to removal or replacement in accordance with Delaware law and the Master Fund’s Declaration of Trust. The Trustees serving on the Board were elected by the organizational shareholders of the Master Fund.

The 1940 Act requires that at least 40% of the Trustees be Independent Trustees. Currently, [    ] of the [    ] Trustees are Independent Trustees. The Independent Trustees exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman, regardless of whether the Trustee happens to be independent or a member of management. The Board has determined that its leadership structure, in which the Chairman of the Board of Trustees is an interested person of the Master Fund and the Feeder Funds, is appropriate because the Independent Trustees believe that an interested Chairman has a personal and professional stake in the quality and continuity of services provided by management to the Master Fund and the Feeder Funds. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustee serve as Chairman and that a key factor for assuring that they are in a position to do so is for the Trustees who are independent of management to constitute a substantial majority of the Board. In addition, the Independent Trustees have designated a Lead Independent Trustee who chairs meetings or executive sessions of the Independent Trustees, reviews and comments on Board of Trustees meeting agendas, represents the views of the Independent Trustees to management and facilitates communication among the Independent Trustees and their counsel and between management and the Independent Trustees.

Board Role in Risk Oversight

The Board of Trustees’ primary role is oversight of the management of the Master Fund and the Feeder Funds. As is the case with virtually all investment companies, the service providers of the Master Fund and the Feeder Funds, primarily the Adviser and its affiliates, have responsibility for the day-to-day management of the Master Fund and the Feeder Funds, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board of Trustees, acting at its scheduled meetings, or the Chairman or the Lead Independent Trustee acting between Board of Trustees meetings, regularly interacts with and receives reports from senior personnel of the Master Fund and the Feeder Funds and their service providers.

Trustees

Information regarding the members of the Board and the officers of the Master Fund, and their roles in the management of the Master Fund, including compensation, is incorporated herein by reference from the section entitled “Management of the Fund” in the Feeder Fund SAI filed with the Feeder Fund’s Prospectus, to the extent applicable to the Master Fund.

Board Committees

In addition to serving on the Board, Trustees may also serve on one or more of the following committees which have been established by the Board to handle certain designated responsibilities. The Board has designated a chairman of each committee. Subject to applicable law, the Board may establish additional committees, change the membership of any committee, fill all vacancies and designate alternate members to replace any absent or disqualified member of any committee, or dissolve any committee as it deems necessary and in the Master Fund’s best interest.

Audit Committee

The Audit Committee of the Board of Trustees (which consists of all the Independent Trustees) meets regularly, and between meetings the Audit Committee Chair maintains contact with the Master Fund’s independent registered public accounting firm and with the Master Fund’s Treasurer. The Audit Committee operates pursuant to an Audit Committee charter approved by the Board of Trustees. The charter sets forth the responsibilities of the Audit Committee, which include assisting the Board of Trustees in its oversight of (i) the integrity of the financial statements of the Master Fund; (ii) the independent registered public accounting firm’s (the “Independent Auditor”) qualifications and independence; (iii) the performance of the Master Fund’s internal audit function and Independent Auditor; and (iv) the compliance by the Master Fund with legal and regulatory requirements. The chairman of the Audit Committee is [    ]. As of the date of this Registration Statement, the Audit Committee has held [    ] meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for (i) identifying and selecting or recommending qualified nominees to be elected to the Board of Trustees at the annual meeting of Shareholders (consistent with criteria approved by the Board of Trustees); (ii) identifying, selecting or recommending qualified nominees to fill any vacancies on the Board of Trustees or a committee thereof (consistent with criteria approved by the Board of Trustees); (iii) developing and recommending to the Board of Trustees a set of corporate governance principles applicable to the Master Fund; (iv) overseeing the evaluation of the Board of Trustees, any committees thereof and management; and (v) undertaking such other duties and responsibilities as may from time to time be delegated by the Board of Trustees. The Nominating and Corporate Governance Committee is presently composed of each of the Independent Trustees. The chairman of the Nominating and Corporate Governance Committee is [    ]. As of the date of this Registration Statement, the Nominating and Corporate Governance Committee has held [    ] meetings.

Trustee Beneficial Ownership of Shares

The following table shows the dollar range of Shares beneficially owned by each Trustee as of [    ], 2016 based on the offering price of $[    ] per Share on such date and the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee in the family of investment companies that includes the Master Fund.

Name of Trustee	Dollar Range of Equity Securities in the Master Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
Interested Trustee
[ ]	[ ]	[ ]

Independent Trustees
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 and Over $1,000,000.

Shareholder Communications

Shareholders may send communications to the Board of Trustees. Shareholders should send communications intended for the Board by addressing the communications directly to the Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Master Fund’s office or directly to such Board member(s) at the address specified for each Trustee previously noted. Other Shareholder communications received by the Master Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Codes of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Board of Trustees has adopted a Code of Ethics for the Master Fund and approved a Code of Ethics adopted by the Adviser (collectively the “Codes”). The Codes are intended to ensure that the interests of Shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from the person’s employment activities and that actual and potential conflicts of interest are avoided.

The Codes apply to the personal investing activities of Trustees and officers of the Master Fund and the Adviser (“Access Persons”). Rule 17j-1 and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by Access Persons, including with respect to securities that may be purchased or held by the Master Fund (which may only be purchased by Access Persons so long as the requirements set forth in the Codes are complied with). Under the Codes, Access Persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings or private placements. The Codes are on file with the SEC, and are available to the public.

The Codes can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes are available on the EDGAR Database on the SEC’s website at www.sec.gov. Copies of the Codes may be obtained, after paying a duplicating fee, by electronic request at the following email address: mailto:publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC, 20549-0102.

Proxy Voting Policies and Procedures

Information regarding the Master Fund’s proxy voting policies and procedures and proxy voting record, is incorporated herein by reference from the section entitled “Management of the Fund “ in the Feeder Fund SAI filed with the Feeder Fund’s Prospectus, to the extent applicable to the Master Fund.

Other Information

Certain legal matters regarding the Shares offered hereby have been passed upon by Dechert LLP, New York, NY.

ITEM 19.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. The Adviser and its affiliates intend to make seed investments of at least $[    ] in the aggregate in the Master Fund’s Shares. As of [    ], 2016, [    ] owned [100]% of the outstanding Shares.

ITEM 20.	INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled “Management of the Fund and the Master Fund,” “Fund and Master Fund Expenses” and “Advisory Fee” in the Feeder Fund’s Prospectus, as well as the section entitled “Management of the Fund” in the Feeder Fund SAI filed with the Feeder Fund’s Prospectus, in each case, to the extent applicable to the Master Fund.

ITEM 21.	PORTFOLIO MANAGERS.

Securities Ownership of Portfolio Managers

The following table shows the dollar range of equity securities in the Master Fund beneficially owned by each of the Master Fund’s portfolio managers as of [    ], 2016 based on the offering price of $[    ] per Share on such date.

Name of Investment Committee Member	Dollar Range of Equity Securities in the Master Fund(1)
Dana Carey	[None]
Jamshid Ehsani	[None]
Bret Leas	[None]
Joseph Moroney	[None]
Robert Ruberton	[None]
Scott Weiner	[None]

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 and Over $1,000,000.

Other Information

Additional information regarding the portfolio managers of the Master Fund is incorporated herein by reference from the section entitled “Management of the Fund and the Master Fund” in the Feeder Fund’s Prospectus, as well as the section entitled “Management of the Fund” in the Feeder Fund SAI filed with the Feeder Fund’s Prospectus, in each case, to the extent applicable to the Master Fund.

ITEM 22.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage Allocation” in the Feeder Fund SAI filed with the Feeder Fund’s Prospectus, to the extent applicable to the Master Fund.

ITEM 23.	TAX STATUS.

Information on the taxation of the Master Fund is incorporated herein by reference from the section entitled “Tax Aspects” in the Feeder Fund’s Prospectus, to the extent applicable to the Master Fund.

ITEM 24.	FINANCIAL STATEMENTS.

An independent registered public accounting firm for the Master Fund performs an annual audit of the Master Fund’s financial statements. The Board has engaged [    ], located at [    ] to serve as the Master Fund’s independent registered public accounting firm.

The Master Fund’s audited financial statements and the related report of its independent registered public accounting firm, [    ], are available in the Master Fund’s annual report for the period ended [    ] and are incorporated into this Registration Statement by reference.

PART C—OTHER INFORMATION

ITEM 25.	FINANCIAL STATEMENTS AND EXHIBITS.

(1) Financial Statements:

Part A:	Not applicable, as Registrant has not commenced operations.
Part B:	Statement of Assets and Liabilities as of [ ], 2016. Statement of Operations for the period from [ ] (date of formation) to [ ], 2016.

(2) Exhibits:

(a)(1)	Certificate of Trust.1/

(a)(2)	Initial Declaration of Trust.1/

(b)	By-Laws.*

(c)	Not Applicable.

(d)	Not Applicable.

(e)	Dividend Reinvestment Plan.*

(f)	Not Applicable.

(g)	Form of Advisory Agreement.*

(h)	Form of Distribution Agreement.*

(i)	Not Applicable.

(j)(1)	Form of Custodian Agreement.*

(j)(2)	Form of Foreign Custody Manager Arrangement.*

(k)(1)	Form of Administration Agreement.*

(k)(2)	Form of Transfer Agency Agreement.*

(k)(3)	Form of Expense Limitation and Reimbursement Agreement.*

(l)	Opinion and Consent of Dechert LLP.*

(m)	Not Applicable.

(n)	Consent of Independent Registered Public Accounting Firm.*

(o)	Not Applicable.

(p)	Form of Subscription Agreement.*

(q)	Not Applicable.

(r)(1)	Code of Ethics of the Master Fund and the Feeder Funds.*

(r)(2)	Code of Ethics of the Adviser.*

(r)(3)	Code of Ethics of the Distributor.*

(s)	Powers of Attorney.*

*	To be filed by amendment.
1/	Incorporated by reference from the registration statement of the Master Fund, SEC File No. 811-23130, filed February 3, 2016.

ITEM 26.	MARKETING ARRANGEMENTS.

Not Applicable.

ITEM 27.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the offering described in this Registration Statement:

Registration fees	$ [ ]
Accounting fees and expenses	$ [ ]
Legal fees and expenses	$ [ ]
Printing	$ [ ]
Miscellaneous fees and expenses	$ [ ]

Total	$ [ ]

ITEM 28.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL.

[To be provided by amendment.]

Item 29.	Number of Holders of Securities

The following table sets forth the number of record holders of Shares as of [    ], 2016.

Title of Class	Number of Record Holders
Common shares of beneficial interest, par value $0.001 per share	[	]

ITEM 30.	INDEMNIFICATION.

[To be provided by amendment.]

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

The description of the Adviser is incorporated herein by reference from the section entitled “Management of the Fund and the Master Fund” in the Feeder Fund’s Prospectus, to the extent applicable to the Master Fund, and the section entitled “Management of the Fund” in the Feeder Fund’s Statement of Additional Information filed with the Feeder Fund’s Prospectus. For information as to the business, profession, vocation or employment of a substantial nature in which the Adviser and each of its executive officers and directors is or has been, during the last two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee, reference is made to the information set forth in the Adviser’s Form ADV (File No. 801-72098), as filed with the SEC and incorporated herein by reference.

ITEM 32.	LOCATION OF ACCOUNTS AND RECORDS.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of:

(1)	[the Registrant, Apollo Multi Sector Income Fund, 9 West 57th Street, New York, New York 10019;

(2)	the Registrant’s transfer agent, [ ], [ ];

(3)	the Registrant’s and the Feeder Funds’ custodian, [ ], [ ];

(4)	the investment adviser, Apollo Credit Management, LLC, 9 West 57th Street, New York, New York 10019; and

(5)	the administrator, [ ],[ ].]

ITEM 33.	MANAGEMENT SERVICES.

Not applicable.

ITEM 34.	UNDERTAKINGS.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on April 27, 2016.

Apollo Multi Sector Income Fund
By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Sole Trustee